Exhibit 99.1

Spectrum Control, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

(Dollar Amounts in Thousands)

	May 31, 2011	November 30, 2010
Assets
Current assets
Cash and cash equivalents	$7,141	$2,754
Accounts receivable, less allowances of $ 928 in 2011 and $ 955 in 2010	23,358	25,892
Inventories, net	35,747	39,549
Deferred income taxes	1,681	1,681
Prepaid expenses and other current assets	5,268	1,143

Total current assets	73,195	71,019

Property, plant and equipment, net	28,245	29,210

Other assets
Goodwill	45,867	45,867
Other noncurrent assets	10,352	11,526

Total other assets	56,219	57,393

Total assets	$157,659	$157,622

Liabilities and Stockholders’ Equity
Current liabilities
Short-term debt	$3,000	$1,000
Accounts payable	7,085	7,527
Accrued liabilities	11,716	7,326
Current portion of long-term debt	—	70

Total current liabilities	21,801	15,923

Long-term debt	—	410
Other liabilities	307	433
Deferred income taxes	11,272	11,129

Stockholders’ equity
Common stock, no par value, authorized 25,000,000 shares, issued 14,796,823 shares in 2011 and 14,796,157 in 2010	53,283	52,768
Retained earnings	81,628	88,007
Treasury stock, 1,677,479 shares in 2011 and 2010, at cost	(11,788)	(11,788)
Accumulated other comprehensive income	1,156	740

Total stockholders’ equity	124,279	129,727

Total liabilities and stockholders’ equity	$157,659	$157,622

The accompanying notes are an integral part of the condensed consolidated financial statements.

Spectrum Control, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

For the six month periods ended May 31, 2011 and 2010

(Unaudited)

(Dollar Amounts in Thousands)

	2011	2010

Net sales	$82,488	$77,601

Cost of sales	60,743	55,086

Gross profit	21,745	22,515

Operating expenses:
General and administrative	5,599	5,256
Selling expenses	5,911	5,827
Research and development	3,114	2,545
Business combinations and related charges	13,411	—

Total	28,035	13,628

Income (loss) from operations	(6,290)	8,887

Other income (expense) :
Interest expense	(71)	(82)
Other income and expense, net	(18)	40

	(89)	(42)

Income (loss) before provision for income taxes	(6,379)	8,845

Provision for income taxes	—	3,166

Net income (loss)	$(6,379)	$5,679

The accompanying notes are an integral part of the condensed consolidated financial statements.

Spectrum Control, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

For the six month periods ended May 31, 2011 and 2010

(Unaudited)

(Dollar Amounts in Thousands)

	2011	2010

Cash Flows From Operating Activities :
Net income (loss)	$(6,379)	$5,679
Adjustments to reconcile net income (loss) to net cash provided by operating activities :
Depreciation	3,051	2,633
Amortization	1,212	580
Deferred income taxes	143	531
Equity-based compensation	368	251
Non-cash insurance recoveries	(126)	(101)
Changes in assets and liabilities:
Accounts receivable	2,830	(2,957)
Inventories	3,802	218
Prepaid expenses and other assets	(4,125)	675
Accounts payable and accrued expenses	3,948	(1,087)

Net cash provided by operating activities	4,724	6,422

Cash Flows From Investing Activities :
Purchase of property, plant and equipment	(2,077)	(3,483)

Net cash used in investing activities	(2,077)	(3,483)

Cash Flows From Financing Activities :
Net borrowings (repayment) of short-term debt	2,000	(6,000)
Repayment of long-term debt	(480)	(65)
Net proceeds from issuance of common stock	147	837

Net cash used in financing activities	1,667	(5,228)

Effect of exchange rate changes on cash	73	(180)

Net increase (decrease) in cash and cash equivalents	4,387	(2,469)

Cash and cash equivalents, beginning of period	2,754	6,090

Cash and cash equivalents, end of period	$7,141	$3,621

The accompanying notes are an integral part of the condensed consolidated financial statements.

SPECTRUM CONTROL, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the six months ended May 31, 2011

(Unaudited)

Note 1 – Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the accompanying condensed consolidated financial statements include all adjustments which are normal, recurring and necessary to present fairly the results for the interim periods. Operating results for interim periods are not necessarily indicative of the results that may be expected for the entire year.

The condensed consolidated financial statements include the accounts of Spectrum Control, Inc. and its Subsidiaries (“the Company”). All significant intercompany accounts are eliminated upon consolidation.

The preparation of the condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The income tax rates utilized for interim financial statement purposes for the six month periods ended May 31, 2011 and 2010 are based on estimates of income and other pertinent tax matters for the entire year.

Management has evaluated all subsequent events through the date the financial statements were issued. No material recognized or non-recognizable events were identified, except as disclosed in Note 14 herein.

The condensed consolidated balance sheet at November 30, 2010 has been derived from the audited consolidated financial statements at that date but does not include all of the information and notes required by generally accepted accounting principles for complete financial statements.

For further information, refer to the consolidated financial statements and notes thereto included in the Spectrum Control, Inc. and Subsidiaries annual report on Form 10-K for the fiscal year ended November 30, 2010.

Note 2 – Nature of Operations

The Company designs and manufactures custom electronic components and systems and has operations in the United States, Mexico, China and Germany. The Company offers a broad line of products which are included in its four reportable business segments: Advanced Specialty Products; Microwave Components and Systems; Power Management Systems; and Sensors and Controls. Although its products are used in many industries worldwide, the Company’s largest markets are military/defense, communications, and medical/industrial equipment.

Note 3 – Revenue Recognition and Product Warranties

Revenue is recognized when all significant contractual obligations have been met, the sales price is fixed or determinable, product has been delivered, and collection of the resulting receivable is reasonably assured. Product sales are generally recorded at the time of shipment when title passes under the terms FOB shipping point or Ex Works. Payments received from customers in advance of products shipped are recorded as deferred revenue until earned. Sales of consigned inventories are recorded when the customer has taken title and assumed the risks and rewards of ownership as specified in the customer’s purchase order or sales agreement. Sales to third party distributors are made under contractual agreements which allow for limited rights of return and replacement. The contractual agreements do not provide any price protection for unsold inventory held by the distributor. Service revenues are recorded when the related services are performed. Patent licensing fees are recorded when the related technology rights are transferred.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

The Company’s contracts and customer purchase orders do not include any customer acceptance clauses. In addition, the Company does not normally offer or grant any discounts. The Company’s product warranties generally extend for one year, and are limited to the repair and replacement value of the product. The Company does not have any other post shipment obligations. Sales returns and warranty expense are recorded as incurred and were not material in the period presented herein.

Note 4 – Acquisition

On October 29, 2010, the Company acquired all of the outstanding common stock of Summit Instruments, Inc. (“Summit”). Summit, based in Akron, Ohio, designs and manufactures inertia sensors and related products including analog and digital accelerometers, angular rate sensors, and inertial measurement systems. Summit’s products are used in numerous military and aerospace applications, as well as industrial test and measurement instrumentation. The acquisition significantly expands the Company’s sensors and controls product offerings and capabilities. In addition, the Company believes that its low-cost manufacturing capability and established sales channels will provide additional revenue opportunities and improved profitability for Summit products. These factors contributed to a purchase price resulting in the recognition of goodwill.

The cash purchase price for Summit (net of cash received) was $5,439,000. The purchase price has been allocated to the assets acquired and liabilities assumed based upon their respective fair market values. Machinery and equipment values were determined by reference to undepreciated cost as of the date of acquisition, which the Company believes approximates fair value. The fair market values of identifiable intangible assets were determined by estimating the present value of future cash flows. The excess of the aggregate purchase price over the fair values of the net assets acquired was recognized as goodwill. The cash purchase price was primarily funded by borrowings under the Company’s domestic line of credit.

A preliminary allocation of the purchase price to the Summit assets acquired and liabilities assumed is as follows (in thousands):

Accounts receivable	$807
Inventories	687
Prepaid expenses and other current assets	26
Leasehold improvements	129
Machinery and equipment	425
Identifiable intangible assets	1,683
Accounts payable	(165)
Accrued liabilities	(169)
Income taxes payable	(232)
Deferred income taxes	(704)
Goodwill	2,952

$5,439

The Company expects a final allocation of the Summit purchase price to be completed by September 30, 2011, upon receipt and review of all relevant and necessary information. The identifiable intangible assets (consisting of customer-related intangible assets such as customer lists, sales order backlog, and non-contractual customer relationships) are being amortized to expense over estimated useful lives ranging from 3 to 10 years, with a weighted average amortization period of 7.6 years. The Summit goodwill acquired has been assigned to the Company’s Sensors and Controls reportable operating segment. The Company does not expect the acquired goodwill to be amortizable or deductible for tax purposes.

For the six month period ended May 31, 2011, Summit product sales of $1,839,000 have been included in the accompanying condensed consolidated statement of income.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

Note 5 – Equity-Based Compensation

The Company has two stock option plans that provide for granting to officers, directors, and employees options to purchase shares of the Company’s Common Stock. Under the plans, option prices are not less than the market price of the Company’s Common Stock on the date of the grant. The options become exercisable at varying dates and generally expire five years from the date of grant. At May 31, 2011, options to purchase 1,429,284 shares of Common Stock were available for grant under the Company’s stock option plans.

A summary of the Company’s stock option activity for the six month period ended May 31, 2011 is as follows:

	Number of Shares Under Option	Option Price
		Per Share	Weighted Average	Aggregate

Outstanding – November 30, 2010	712,605	$5.75 - 13.91	$9.15	$6,518,000
Granted during the period	30,000	19.71	19.71	591,000
Exercised during the period	(21,833)	5.75 - 9.30	6.73	(147,000)
Cancellations and forfeitures	—	—	—	—

Outstanding – May 31, 2011	720,772	$5.75 - 19.71	$9.66	$6,962,000

The fair value of each option granted is determined, as of the date of grant, using the Black-Scholes option pricing model, with expected volatilities based upon historical volatility of the Company’s stock, and historical data used to estimate option exercise and employee terminations within the valuation model. In addition, risk-free interest rates within the contractual life of the options are based on the U.S. Treasury yield curve in effect at the time of grant.

Most of the stock options granted by the Company vest ratably over a three year period (the “Base Awards”). The remaining stock options have three year cliff vesting, with vesting contingent upon the Company achieving certain levels of future sales growth and profitability (the “Performance-Based Awards”). For Performance-Based Awards, no compensation expense has been recognized in the accompanying condensed consolidated financial statements. At May 31, 2011, the maximum compensation expense for all Performance-Based Awards, which may be recognized in the future, amounted to $562,000.

For the six month period ended May 31, 2011, equity-based compensation expense (related solely to Base Awards) was $368,000. This amount has been included in general and administrative expense in the accompanying condensed consolidated statement of income.

At May 31, 2011, the total future equity-based compensation expense (related to nonvested Base Awards) was scheduled to be recognized as follows (in thousands):

2011	$367
2012	472
2013	288
2014	122
2015	—

$1,249

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

Note 6 – Inventories

Inventories by major classification are as follows (in thousands):

	May 31, 2011	November 30, 2010

Finished goods	$6,076	$6,637
Work-in-process	13,633	14,192
Raw materials	16,038	18,720

	$35,747	$39,549

Inventories are presented net of aggregate inventory reserves of $10,029,000 at May 31, 2011 and $1,486,000 at November 30, 2010.

Note 7 – Property, Plant and Equipment

Property, plant and equipment by major classification are as follows (in thousands):

	May 31, 2011	November 30, 2010
Land and improvements	$2,380	$2,380
Buildings and improvements	16,095	16,039
Leasehold improvements	3,588	3,237
Machinery and equipment	52,531	50,851

	74,594	72,507
Less accumulated depreciation	46,349	43,297

	$28,245	$29,210

Note 8 – Goodwill

Changes in the carrying amount of goodwill for the six month period ended May 31, 2011, in total and for each reportable segment, are summarized as follows (in thousands):

	Advanced Specialty Products	Microwave Components and Systems	Sensors and Controls	Total
Six Months Ended May 31, 2011

Goodwill, beginning of period	$14,243	$20,966	$10,658	$45,867

Goodwill acquired	—	—	—	—

Goodwill impairment	—	—	—	—

Goodwill, end of period	$14,243	$20,966	$10,658	$45,867

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

Note 9 – Other Noncurrent Assets

Other noncurrent assets by major classification are as follows (in thousands):

	May 31, 2011	November 30, 2010
Amortizable assets:
Customer-related intangibles	$12,087	$11,846
Licenses	1,050	1,050
Patents and patent rights	340	335
Debt issuance costs	273	273

	13,750	13,504
Less accumulated amortization	4,984	3,772

	8,766	9,732
Other assets:
Prepaid environmental liability insurance (see Note 11)	1,526	1,711
Deferred charges	60	83

Other noncurrent assets	$10,352	$11,526

For the six month period ended May 31, 2011, the weighted average amortization period for customer-related intangibles was 8.5 years.

For the six month period ended May 31, 2011, total amortization expense for all intangible assets was $1,212,000.

Note 10 – Accrued Liabilities

Accrued liabilities by major classification are as follows (in thousands):

	May 31, 2011	November 30, 2010
Accrued salaries and wages	$4,628	$5,274
Accrued environmental remediation costs (see Note 11)	280	280
Accrued interest	2	27
Accrued other expenses	1,220	991

	$6,130	$6,572

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

Note 11 – Other Liabilities

Other liabilities consist of the following (in thousands):

	May 31, 2011	November 30, 2010
Accrued environmental remediation costs	$587	$713
Less current portion	280	280

	$307	$433

The Company owns certain land and manufacturing facilities in State College, Pennsylvania. The property, which was acquired from Murata Electronics North America (“Murata”) in December 2005, consists of approximately 53 acres of land and 250,000 square feet of manufacturing facilities. Among other uses, the acquired facilities have become the design and manufacturing center for the Company’s ceramic operations.

The purchase price for the acquired property included the assumption of, and indemnification of Murata against, all environmental liabilities related to the property. The acquired property has known environmental conditions that require remediation, and certain hazardous materials previously used on the property have migrated into neighboring third party areas. These environmental issues arose from the use of chlorinated organic solvents including tetrachloroethylene (“PCE”) and trichloroethylene (“TCE”). As a condition to the purchase, the Company entered into an agreement with the Pennsylvania Department of Environmental Protection (“PADEP”) pursuant to which: (a) the Company agreed to remediate all known environmental conditions relating to the property to a specified industrial standard, with the Company’s costs for remediating such conditions being capped at $4,000,000; (b) PADEP released Murata from further claims by Pennsylvania under specified state laws for the known environmental conditions; and (c) the Company purchased an insurance policy providing clean-up cost cap coverage (for known and unknown pollutants) with a combined coverage limit of approximately $8,200,000, and pollution legal liability coverage (for possible third party claims) with an aggregate coverage limit of $25,000,000. The total premium cost for the insurance policy, which has a ten year term and an aggregate deductible of $650,000, was $4,762,000. The cost of the insurance associated with the environmental clean-up ($3,604,000) is being charged to general and administrative expense in direct proportion to the actual remediation costs incurred. The cost of the insurance associated with the pollution legal liability coverage ($1,158,000) is being charged to general and administrative expense on a pro rata basis over the ten year policy term.

Based upon its environmental review of the property, the Company recorded a liability of $2,888,000 to cover probable future environmental expenditures related to the remediation, the cost of which is expected to be entirely covered by the insurance policy. As of May 31, 2011, remediation expenditures of $2,301,000 have been incurred and charged against the environmental liability, with all such expenditures being reimbursed by the insurance carrier. The remaining aggregate undiscounted expenditures of $587,000 which are anticipated to be incurred over the next five years, principally consist of: (a) continued operation and monitoring of the existing on-site groundwater extraction, treatment, and recharge system; (b) completion of soil investigations to determine the extent of potential soil contamination; (c) excavation and off-site disposal of soil containing contaminates above acceptable standards; and (d) implementation of soil vapor extraction systems in certain areas. Depending upon the results of future environmental testing and remediation actions, it is possible that the ultimate costs incurred could exceed the current aggregate estimate of $2,888,000. The Company expects such increase, if any, to be entirely covered by the insurance policy. Insurance recoveries for actual environmental remediation costs incurred are recorded when it is probable that such insurance reimbursement will be received and the related amounts are determinable. Such insurance recoveries are credited to the Company’s general and administrative expense.

Based on the Company’s current remediation plan, $280,000 of the total remediation costs are expected to be incurred during the next twelve months.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

Note 12 – Treasury Stock

The Board of Directors has authorized the Company to repurchase up to $16,000,000 of the Company’s Common Stock at market prices. The amount and timing of the shares to be repurchased are at the discretion of management. During the six month period ended May 31, 2011, the Company did not repurchase any of its Common Stock. Since the inception of the stock buyback program, the Company has repurchased 1,677,479 shares at an aggregate cost of $11,788,000. The repurchased shares are held as treasury stock.

Note 13 – Fair Value of Financial Instruments

The carrying amounts of cash, cash equivalents, accounts receivable, accounts payable, and accrued liabilities approximate fair value due to the short-term maturities of these assets and liabilities. The carrying amounts of the Company’s short-term debt approximate fair value, based on borrowing rates currently available for debt of similar terms and maturities.

To protect against the reduction in value of forecasted foreign currency cash flows resulting from export sales, the Company maintains a foreign currency cash flow hedging program. Under this program, the Company occasionally hedges portions of its forecasted revenue denominated in foreign currencies with forward contracts. When the dollar strengthens significantly against the foreign currencies (primarily the Euro and British Pound Sterling), the decline in value of future foreign currency revenue is offset by gains in the value of the forward contracts designated as hedges. Conversely, when the dollar weakens, the increase in the value of future foreign currency cash flows is offset by losses in the value of the forward contracts. At May 31, 2011, the Company did not have any material forward currency exchange contracts outstanding. Hedging ineffectiveness during the six month periods ended May 31, 2011 and 2010 was not material to the condensed consolidated financial statements.

Note 14 – Business Combinations and Related Charges

On March 28, 2011, the Company, API Technologies Corp. (“API”) and Erie Merger Corp., a wholly-owned subsidiary of API (the “Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). On June 1, 2011, pursuant to the terms of the Merger Agreement, the Sub was merged with and into the Company with the Company continuing as the surviving corporation and wholly-owned subsidiary of API.

In connection with this Merger, the Company incurred transaction-related costs of $13,411,000 during the six month period ended May 31, 2011. These business combination and related charges consisted of inventory adjustments to fair value ($5,917,000), investment banking/advisory fees ($4,583,000), payments due under Change in Control Agreements ($1,445,000), legal and professional fees ($664,000), expanded directors and officers liability insurance ($434,000), shareholder litigation settlements ($275,000), and various other expenses ($93,000).

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

Note 15 – Income Taxes

For the six month period ended May 31, 2011, the Company’s effective income tax rate was 0.0%, compared to an applicable U.S. federal and state statutory income tax rate of 40.0%. Differences between the effective tax rate and U.S. statutory tax rate primarily arise from permanent differences (non-tax-deductible expenses) related to business combinations and, to a lesser extent, domestic production activities deductions, state tax provisions, and foreign income tax rates.

A reconciliation of the Company’s unrecognized tax benefits, as of the beginning and end of the current period, is as follows (in thousands):

Balance at November 30, 2010	$209
Changes related to:
Prior year tax positions	—
Current year tax positions	—

Balance at May 31, 2011	$209

As of May 31, 2011, the Company’s unrecognized tax benefits of $209,000 (which relate to certain U.S. tax credits and state income tax matters) would affect the Company’s effective tax rate if recognized.

The Company’s practice is to recognize interest and penalties related to income tax matters as income tax expense. For the three month period presented herein, there were no significant amounts accrued or charged to expense for tax-related interest and penalties.

The Company is subject to possible income tax examinations for its U.S. federal and state income tax returns filed for the tax years 2006 to present. International tax statutes may vary widely regarding the tax years subject to examination, but generally range from 2006 to the present.

Note 16 – Comprehensive Income (Loss)

For the six month periods ended May 31, 2011 and 2010, the components of comprehensive income (loss) are as follows (in thousands):

	2011	2010
Net income (loss)	$(6,379)	$5,679

Foreign currency translation adjustments	416	(596)

Comprehensive income (loss)	$(5,963)	$5,083

At May 31, 2011, the components of accumulated other comprehensive income consisted solely of foreign currency translation adjustments and amounted to $1,156,000.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

Note 17 – Reportable Operating Segments

The Company designs, develops and manufactures custom electronic components and systems. Although it provides a wide range of products to many industries worldwide, the Company’s largest markets are military/defense, communications, and medical/industrial equipment.

The Company’s current operations are conducted in four reportable segments: advanced specialty products; microwave components and systems; power management systems; and sensors and controls. The Company’s Advanced Specialty Products Business designs and manufactures a broad range of products including antennas, specialty connectors, advanced ceramics, and electromagnetic interference (“EMI”) filters and interconnects. Our Microwave Components and Systems Business designs and manufactures microwave filters and components, high power amplifiers, oscillators, synthesizers, switched filter banks, and related systems and integrated assemblies. The Power Management Systems Business designs and manufactures custom AC and DC power distribution units, power outlet strips, power monitoring equipment, and our Smart Start power management systems. Our Sensors and Controls Business designs and manufactures rotary and linear precision potentiometers, temperature sensing probes, thermistors, resistance temperature detector sensors, inertia sensors, inertial measurement systems, and related assemblies. The reportable segments are each managed separately because they manufacture and sell distinct products with different production processes.

The Company evaluates performance and allocates resources to its reportable segments based upon numerous factors, including segment income before income taxes. The accounting policies of the reportable segments are the same as those utilized in the preparation of the Company’s consolidated financial statements. However, substantially all of the Company’s general and administrative expenses, and expenses related to business combinations, are not allocated to the Company’s reportable operating segments. Accordingly, these expenses are not deducted in arriving at segment income.

For each period presented in the following tables, the accounting policies and procedures used to determine segment income have been consistently applied. Reportable segment information for the six month periods ended May 31, 2011 and 2010, is as follows (in thousands):

	Advanced Specialty Products	Microwave Components and Systems	Power Management Systems	Sensors and Controls	Total
Six Months Ended May 31, 2011
Revenue from unaffiliated customers	$24,977	$38,173	$6,347	$12,991	$82,488
Segment income	4,661	3,446	1,707	2,387	12,201

Six Months Ended May 31, 2010
Revenue from unaffiliated customers	24,034	37,285	6,744	9,538	77,601
Segment income	4,188	5,831	2,291	1,020	13,330

A reconciliation of total reportable segment income to consolidated income (loss) before provision for income taxes for the six month periods ended May 31, 2011 and 2010 is as follows (in thousands):

	2011	2010
Total income for reportable segments	$12,201	$13,330
Unallocated amounts:
General and administrative expense	(5,080)	(4,443)
Business combinations and related charges	(13,411)
Interest expense	(71)	(82)
Other income and (expense), net	(18)	40

Consolidated income (loss) before provision for income taxes	$(6,379)	$8,845

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

Note 18 – Contingencies

The Company is subject to certain legal proceedings and claims arising in the ordinary course of business. In the opinion of management, the amount of any ultimate liability with respect to these actions will not materially affect the Company’s consolidated financial position, results of operations, or cash flows.